Exhibit (j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus of Scudder Cash Reserves Fund Class A, B, C, and I and "Independent Auditors" and financial statements in the Statement of Additional Information of Scudder Portfolios Trust for Scudder Cash Reserves Fund Class A, B, C and I included in Post-Effective Amendment No.41 to the Registration Statement (Form N-1A, No.2-76806) of Scudder Cash Reserves Fund.

We also consent to the incorporation by reference into the Statement of Additional Information of Scudder Portfolios Trust for Scudder Cash Reserves Fund Class A, B, C and I of our report dated November 9, 2001 with respect to the financial statements and financial highlights of the Scudder Cash Reserves Fund, included in the September 30, 2001 annual report.


                                                        /s/Ernst & Young LLP
                                                        ----------------------
                                                        Ernst & Young LLP

Boston, Massachusetts
January 30, 2002